     As filed with the Securities and Exchange Commission on _________, 1996
                                                       Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                              BOOLE & BABBAGE, INC.
             (Exact name of registrant as specified in its charter)

                             -----------------------
              DELAWARE                                   94-1651571
     (State of Incorporation)               (I.R.S. Employer Identification No.)

                             -----------------------
                                3131 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-3000
          (Address and telephone number of principal executive offices)

                             -----------------------
                             1995 STOCK OPTION PLAN
                            (Full title of the plans)

                                 PAUL E. NEWTON
                     President and Chief Executive Officer
                                3131 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-3000
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             -----------------------
                                   Copies to:
                             ALAN C. MENDELSON, ESQ.
                     COOLEY GODWARD CASTRO HUDDLESON & TATUM
                              Five Palo Alto Square
                               3000 El Camino Real
                        Palo Alto, California  94306-2155
                                 (415) 843-5000

                             -----------------------


                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------
                                            PROPOSED MAXIMUM           PROPOSED MAXIMUM
TITLE OF SECURITIES     AMOUNT TO       OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE   AMOUNT OF REGISTRATION
TO BE REGISTERED      BE REGISTERED(2)            (1)                         (1)                      FEE
- -------------------------------------------------------------------------------------------------------------------
Stock Options and
Common Stock (par
value $.001)             1,100,957               $25.75                 $28,349,642.75              $ 9,775.81

- -------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon (a) the weighted average exercise price for options granted pursuant to the Registrant's 1995 Stock Option Plan and (b) the average of the high and low prices of Registrant's Common Stock on April 18, 1996 as reported on The Nasdaq National Market.

(2) As of the date of this Registration Statement, no shares have been issued pursuant to the 1995 Stock Option Plan and no options have been granted or are outstanding under the Plan.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents filed by Boole & Babbage, Inc., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") are incorporated by reference into this Registration Statement:

       (a) The Registrant's latest Annual Report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act"), that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

       (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

       (c) The description of the Registrant's Common Stock which is contained in a registration statement filed with the SEC under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.


                            DESCRIPTION OF SECURITIES

       Not applicable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

       Not applicable.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

       Under Section 145 of the Delaware General Corporation Law, the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933 (the "Securities Act"). The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by Delaware law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

       The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

                       EXEMPTION FROM REGISTRATION CLAIMED

       Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER

3.1    Certificate of Amendment of the Restated Certificate of Incorporation.

3.2    Restated Certificate of Incorporation.(1)

3.3    Bylaws of Registrant.(2)

4.1    Reference is made to Exhibits 3.2 and 3.3.

5.1    Opinion of Cooley Godward Castro Huddleson & Tatum.

23.1   Consent of Ernst & Young LLP.

23.2   Consent of Cooley Godward Castro Huddleson & Tatum is contained in
       Exhibit 5.1 to this Registration Statement.

24.1 Power of Attorney is contained on pages 4 and 5 of this Registration Statement.

99.1   1995 Stock Option Plan.

99.2 Form of Incentive Stock Option Agreement for use in connection with the 1995 Stock Option Plan.

99.3 Form of Supplemental Stock Option for use in connection with the 1995 Stock Option Plan.

- ---------------
(1) Previously filed as an Exhibit to the definitive Proxy Statement for the January 20, 1987 Annual Meeting of Stockholders, and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Annual Report on Form 10-K for the year ended September 30, 1989, and incorporated herein by reference.

                                  UNDERTAKINGS

       1.     The undersigned registrant hereby undertakes:

              a. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     ii. To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                     iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

              b. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 22, 1996.

                                        BOOLE & BABBAGE, INC.


                                        By:   /s/ Arthur F. Knapp, Jr.
                                            ------------------------------------

                                        Title  Chief Financial Officer
                                              ----------------------------------



                                POWER OF ATTORNEY

       KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Newton and Arthur F. Knapp, Jr., and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                          TITLE                         DATE


   /s/
- ------------------------------     President and Chief           April 22, 1996
     (Paul E. Newton)              Executive Officer
                                   (PRINCIPAL EXECUTIVE
                                   OFFICER)


   /s/
- ------------------------------     Chief Financial Officer       April 22, 1996
    (Arthur F. Knapp, Jr.)         (PRINCIPAL FINANCIAL AND
                                   ACCOUNTING OFFICER)


   /s/
- ------------------------------     Director                      April 22, 1996
  (Franklin P. Johnson, Jr.)



- ------------------------------     Director                      _________, 1996
   (Johannes S. Bruggeling)


   /s/
- ------------------------------     Director                      April 22, 1996
     (Raymond E. Cairns)


   /s/
- ------------------------------     Director                      April 22, 1996
     (Terry R. McGowan)


   /s/
- ------------------------------     Director                      April 22, 1996
      (Paul E. Newton)


   /s/
- ------------------------------     Director                      April 22, 1996
     (Carl H. Reynolds)